                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):                March 14, 1996



                                BRIGHTPOINT, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   0-23494                35-1778566
          --------                   -------                ----------
(State or other jurisdiction       (Commission           (I.R.S. Employer
    of incorporation)              File Number)         Identification No.)


                6402 Corporate Drive, Indianapolis, Indiana 46278
- --------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: (317)297-6100



                                 Not Applicable
- --------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 2.  Acquisition and Disposition of Assets

                  On June 7, 1996 (the "Closing"), the Company consummated the merger contemplated by Agreement and Plan of Merger, as amended on April 29, 1996 (the "Merger Agreement"), by and among the Company, Brightpoint Acquisition, Inc., a wholly-owned subsidiary of the Company (the "Subsidiary"), Allied Communications, Inc., Allied Communications of Florida, Inc., Allied Communications of Georgia, Inc., Allied Communications of Illinois, Inc., Allied Communications of Puerto Rico, Inc. (collectively, the "Allied Companies"), Robert Picow and Joseph Forer (together, the "Allied Stockholders"). The Allied Companies were merged with and into the Subsidiary and all of the outstanding shares of common stock of each of the Allied Companies were converted into an aggregate of 2,025,000 shares (the "Allied Stockholders' Shares") of Common Stock of the Company (the "Merger"). Messrs. Picow and Forer received 1,741,500 shares and 283,500 shares, respectively, of the Company's Common Stock, representing approximately 16.4% and 2.7%, respectively, of the shares outstanding. The Allied Companies distribute wireless communications products throughout the United States and Latin America.

                  Simultaneous with the Closing:

                  1. Robert Picow was elected as the Vice Chairman and a director of the Company to serve for a term of three years in the same class of directors as Robert J. Laikin, Chairman of the Board, President and Chief Executive Officer of the Company, and Joseph Forer was elected as a director of the Company to serve for a term of two years in the same class of directors as J. Mark Howell, Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company; and

                  2. The Company entered into three-year Employment Agreements with each of Messrs. Forer and Picow;

                  3. The Company entered into Registration Rights Agreements with each of the Allied Stockholders pursuant to which the Company has agreed that for a period of eighteen months, commencing six months following the Closing, at the request of the Allied Stockholders, it will register 750,000 shares of the Allied Stockholders' Shares under the Act. The Allied Stockholders have requested such registration.

                  The source of the consideration paid in the Merger was authorized but unissued shares of common stock of the Company.

                  The amount of consideration paid by the Company in the Merger was determined by negotiations with the Allied Stockholders and their representatives.

                  The descriptions of the Merger Agreement and the other agreements described herein, are qualified in their entirety by reference to the copy of the Merger Agreement and the other agreements which are incorporated as exhibits to this Report and which are incorporated herein by reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         A. Financial Statements of the Business Acquired.

            1. Combined balance sheets as of December 31, 1994 and 1995 and combined statements of income for the years ended December 31, 1993, 1994 and 1995.*

            2. Unaudited combined balance sheet as of March 31, 1996 and unaudited combined statements of income and cash flows for the three months ended March 31, 1995 and 1996.

         B. Pro Forma Financial Information and Exhibits.

            1. Unaudited pro forma condensed combined balance sheet as of December 31, 1995 and unaudited pro forma condensed combined statements of income for the years ended December 31, 1993, 1994 and 1995.*

            2. Unaudited pro forma condensed combined balance sheet as of March 31, 1996 and unaudited pro forma condensed combined statements of income for the three months ended March 31, 1995 and 1996.

         C. Exhibit 10.1 - Agreement and Plan of Merger, as amended on April 29, 1996, by and among the Company, Brightpoint Acquisition, Inc., a wholly-owned subsidiary of the Company, Allied Communications, Inc., Allied Communications of Florida, Inc., Allied Communications of Georgia, Inc., Allied Communications of Illinois, Inc., Allied Communications of Puerto Rico, Inc., Robert Picow and Joseph Forer.*

         D. Exhibit 10.2 -  Employment Agreement between the
            Company and Robert Picow dated June 7, 1996.

- --------
* Incorporated by reference to the Company's Proxy Statement dated April 29, 1996.

         E. Exhibit 10.3 - Employment Agreement between the Company and Joseph Forer, dated June 7, 1996.

         F. Exhibit 10.4 - Registration Rights Agreement between the Company and Robert Picow, dated June 7, 1996.

         G. Exhibit 10.5 - Registration Rights Agreement between the Company and Joseph Forer, dated June 7, 1996.


         H. Exhibit 23.1 - Consent of Coopers & Lybrand L.L.P., dated June 10, 1996.

         I. Exhibit 23.2 - Consent of Weiss, Freedman & Strouss, PC, dated June 10, 1996.

                   Allied Communications, Inc. and Affiliates

                             Combined Balance Sheets

                                                                  March 31, 1996
                                                                  --------------
                                                                   (Unaudited)

Assets
Current assets:
     Cash and cash equivalents                                      $  2,718,000
     Accounts receivable, net                                         19,164,000
     Inventories                                                      11,152,000
     Other current assets                                              1,085,000
                                                                    ------------
Total current assets                                                  34,119,000
Property and equipment, net                                              511,000
Other assets                                                             127,000
                                                                    ------------
Total assets                                                        $ 34,757,000
                                                                    ============

Liabilities and Stockholders' Equity
 Current liabilities:
     Accounts payable and accrued
        expenses                                                    $ 20,170,000
     Note payable                                                      7,407,000
                                                                    ------------
Total current liabilities                                             27,577,000
Stockholder loans                                                        340,000

Stockholders' equity:
     Common stock                                                         24,000
     Paid-in capital                                                      16,000
     Retained earnings                                                 6,800,000
                                                                    ------------
Total stockholders' equity                                             6,840,000
                                                                    ------------
Total liabilities and stockholders' equity                          $ 34,757,000
                                                                    ============

See accompanying notes.

                   Allied Communications, Inc. and Affiliates
                          Combined Statements of Income
                                   (Unaudited)

                                   Three Months Ended March 31
                                      1995               1996
                                  -----------        -----------

Net sales                        $ 33,636,000        $34,908,000
Cost of sales                      31,034,000         31,971,000
                                  -----------        -----------
Gross profit                        2,602,000          2,937,000
Selling, general and
  administrative expenses           1,645,000          1,701,000
                                  -----------        -----------
Income from operations                957,000          1,236,000
Interest expense, net                 167,000            133,000
                                  -----------        -----------
Income before income taxes            790,000          1,103,000
Income taxes                              ---              3,000
                                  -----------        -----------
Net income                        $   790,000        $ 1,100,000
                                  ===========        ===========


See accompanying notes.

                   Allied Communications, Inc. and Affiliates
                        Combined Statements of Cash Flows
                                   (Unaudited)

                                                     Three Months Ended March 31
                                                         1995          1996
                                                     -----------    -----------
Operating activities

Net income                                           $   790,000    $ 1,100,000
Adjustments to reconcile net income to net
  Cash provided by (used in) operating
  activities:

         Depreciation                                     20,000         22,000
         Changes in current assets and liabilities:
              Accounts receivable                      4,206,000      2,282,000
              Inventories                              5,100,000      5,131,000
              Other current assets                      (440,000)       (46,000)
              Accounts payable and accrued expenses  (13,295,000)    (7,770,000)
                                                     -----------    -----------
Net cash provided by (used in) operating activities   (3,619,000)       719,000

Investing activities

Capital expenditures                                     (83,000)       (54,000)
Other assets                                              (2,000)       (78,000)
                                                     -----------    -----------
Net cash used in investing activities                    (85,000)      (132,000)

Financing activities

Net borrowings on note payable                         5,452,000      1,744,000
Payments on stockholder loans                           (800,000)      (214,000)
Distributions to stockholders                            (31,000)      (120,000)
                                                     -----------    -----------
Net cash provided by financing activities              4,621,000      1,410,000
                                                     -----------    -----------
Net increase in cash                                     917,000      1,997,000
Cash and cash equivalents at beginning of period         389,000        721,000
                                                     -----------    -----------
Cash and cash equivalents at end of period           $ 1,306,000    $ 2,718,000
                                                     ===========    ===========





See accompanying notes.

                   Allied Communications, Inc. and Affiliates
                     Notes To Combined Financial Statements
                                   (Unaudited)

1.   Basis of Presentation

   Allied Communications, Inc. and Affiliates, (the "Company") are leading worldwide distributors of wireless communication equipment and accessories. The accompanying combined financial statements include the accounts of Allied Communications, Inc., whose principal location is Bensalem, Pennsylvania; Allied Communications of Georgia, Inc.; Allied Communications of Illinois, Inc.; Allied Communications of Florida, Inc. and Allied Communications of Puerto Rico, Inc. These entities have been combined because they are commonly owned and controlled. All intercompany transactions between these entities have been eliminated.

   The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, all adjustments (consisting of only normal recurring accruals) considered necessary to present fairly the financial statements have been included.

   The combined statement of income for the three months ended March 31, 1996 is not necessarily indicative of the results that may be expected for the entire year. For further information reference is made to the audited combined financial statements of the Company and the footnotes thereto included in Brightpoint, Inc.'s Proxy Statement dated April 29, 1996.

2.   Income Taxes

   The Company is taxed as an S corporation. Under this election, the earnings of the Company are reported on the income tax returns of the individual stockholders for federal and certain state income tax purposes. The Company provides for income taxes in its combined financial statements for states which do not recognize S corporations.

3.   Business Combination

   On June 7, 1996, the Company consummated its merger with Brightpoint, Inc. through an exchange of 2,025,000 shares of Brightpoint, Inc. Common Stock for all of the outstanding shares of Common Stock of the Company. Brightpoint, Inc. will account for the merger using the pooling of interests method.

          Unaudited Pro Forma Condensed Combined Financial Statements

         The following unaudited pro forma condensed combined financial statements reflect the merger between Brightpoint, Inc. ("Brightpoint") and Allied Communications, Inc., Allied Communications of Florida, Inc., Allied Communications of Georgia, Inc., Allied Communications of Illinois, Inc. and Allied Communications of Puerto Rico, Inc., (collectively the "Allied Companies"), consummated on June 7, 1996 and accounted for on a "pooling of interests" basis. The pro forma condensed combined financial statements are based on the respective historical financial statements and notes thereto, of Brightpoint, which are incorporated herein by reference to Brightpoint's Quarterly Report on Form 10-Q for the period ended March 31, 1996, and the Allied Companies, which are included elsewhere in this Form 8-K. The pro forma condensed combined balance sheet combines Brightpoint's March 31, 1996 historical balance sheet with the Allied Companies' March 31, 1996 historical combined balance sheet assuming a March 31, 1996 Merger date. The pro forma condensed combined statements of income combine Brightpoint's historical statements of income for the three months ended March 31, 1995 and 1996 with the corresponding Allied Companies' historical combined statements of income for the three months ended March 31, 1995 and 1996 assuming that the Merger had occurred on January 1 of each year.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position. These pro forma condensed combined financial statements do not reflect any sales attrition, cost savings or synergies which may result from the Merger.

         These pro forma combined financial statements should be read in conjunction with the historical financial statements of Brightpoint incorporated elsewhere herein by reference, and the historical combined financial statements of the Allied Companies included elsewhere in this Form 8-K.

                                 Brightpoint, Inc. and Allied Communications, Inc. and Affiliates
                                 Unaudited Pro Forma Condensed Combined Balance Sheets

                                                     March 31, 1996

                                                                                                           Pro Forma
                                                                                    Pro Forma              Condensed
                                            Brightpoint           Allied           Adjustments              Combined
                                          -----------------  -----------------   -----------------      -----------------
Assets
Current assets:
     Cash and cash equivalents             $          3,000   $      2,718,000    $             -        $    2,721,000
     Accounts receivables, net                   41,309,000         19,164,000         (2,392,000)(3)        58,081,000
     Accounts receivable, related party          10,818,000                  -         (3,873,000)(3)         6,945,000
     Inventories                                 37,248,000         11,152,000                  -            48,400,000
     Prepaid expenses                               926,000          1,085,000                  -             2,011,000
     Deferred taxes                                 360,000                  -                  -               360,000
                                          -----------------  -----------------   ----------------      -----------------
Total current assets                             90,664,000         34,119,000         (6,265,000)          118,518,000

Property and equipment, net                       3,767,000            511,000                  -             4,278,000

Other assets                                      1,401,000            127,000                  -             1,528,000
                                          -----------------  -----------------   -----------------      -----------------
Total assets                               $     95,832,000   $     34,757,000    $    (6,265,000)     $    124,324,000
                                          =================  =================   =================      =================


Liabilities and stockholders' equity
Current liabilities:
     Accounts payable                      $     23,094,000   $     20,112,000  $      (6,265,000)(3)  $     36,941,000
     Accrued payroll and other liabilities        2,000,000             58,000                  -             2,058,000
     Note payable, bank                           9,636,000          7,407,000                  -            17,043,000
                                          -----------------  -----------------   -----------------      -----------------
Total current liabilities                        34,730,000         27,577,000         (6,265,000)           56,042,000

Deferred taxes                                       48,000                  -                  -                48,000

Stockholder loans                                         -            340,000                  -               340,000

Stockholders' equity:

     Preferred stock                                      -                  -                  -                     -
     Common stock                                    86,000             24,000             (4,000)(1)           106,000
     Additional paid-in capital                  50,837,000             16,000              4,000 (1)
                                                                                        6,800,000 (2)        57,657,000
     Retained earnings                           10,131,000          6,800,000         (6,800,000)(2)        10,131,000
                                          -----------------  -----------------   -----------------      -----------------
Total stockholders' equity                       61,054,000          6,840,000                  -            67,894,000
                                          -----------------  -----------------   -----------------      -----------------

Total liabilities and
     stockholders' equity                  $     95,832,000   $     34,757,000    $    (6,265,000)       $  124,324,000
                                          =================  =================   =================      =================


See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  Brightpoint, Inc. and Allied Communications, Inc. and Affiliates
                                    Unaudited Pro Forma Condensed Combined Statements of Income
                                                   Three Months Ended March 31, 1996

                                                                                                               Pro Forma
                                                                                     Pro Forma                 Condensed
                                    Brightpoint                Allied               Adjustments                 Combined
                                ---------------------   ---------------------  ----------------------     ---------------------
Net sales                            $    87,662,000         $    34,908,000        $     (9,610,000)(3)        $  112,960,000

Cost of sales                             82,314,000              31,971,000              (9,253,000)(3)           105,032,000
                                ---------------------   ---------------------  ----------------------     ---------------------

Gross profit                               5,348,000               2,937,000                (357,000)                7,928,000

Selling, general and
  administrative expenses (1)              1,976,000               1,701,000                        -                3,677,000
                                ---------------------   ---------------------  ----------------------     ---------------------

Income from operations                     3,372,000               1,236,000                (357,000)                4,251,000

Interest expense, net                         51,000                 133,000                        -                  184,000
                                ---------------------   ---------------------  ----------------------     ---------------------

Income before income taxes                 3,321,000               1,103,000                (357,000)                4,067,000

Income taxes (4)                           1,298,000                 431,000                (140,000)                1,589,000
                                ---------------------   ---------------------  ----------------------     ---------------------

Net income                          $      2,023,000       $         672,000       $        (217,000)         $      2,478,000
                                =====================   =====================  ======================     =====================

Net income per share:

     Net income per share          $           0.23                                                           $           0.23
                                =====================                                                     =====================

     Weighted average common
       shares outstanding                 8,959,000                                                                 10,984,000
                                =====================                                                     =====================


See accompanying notes to unaudited pro forma condensed combined financial statements.

                          Brightpoint, Inc. and Allied Communications, Inc. and Affiliates
                       Unaudited Pro Forma Condensed Combined Statements of Income
                                    Three Months Ended March 31, 1995

                                                                                            Pro Forma
                                                                                            Condensed
                                            Brightpoint               Allied                 Combined
                                        ---------------------   --------------------   --------------------
Net sales                                    $    63,545,000        $    33,636,000        $    97,181,000

Cost of sales                                     59,942,000             31,034,000             90,976,000
                                        ---------------------   --------------------   --------------------
Gross profit                                       3,603,000              2,602,000              6,205,000

Selling, general and
  administrative expenses (1)                      1,438,000              1,645,000              3,083,000
                                        ---------------------   --------------------   --------------------

Income from operations                             2,165,000                957,000              3,122,000

Interest expense, net                                115,000                167,000                282,000
                                        ---------------------   --------------------   --------------------

Income before income taxes                         2,050,000                790,000              2,840,000

Income taxes (4)                                     900,000                309,000              1,209,000
                                        ---------------------   --------------------   --------------------

Net income                                  $      1,150,000      $         481,000       $      1,631,000
                                        =====================   ====================   ====================

Net income per share:

     Net income per share                  $            0.17                              $           0.19
                                        =====================                          ====================

     Weighted average common
       shares outstanding                          6,574,000                                     8,599,000
                                        =====================                          ====================


See accompanying notes to unaudited pro forma condensed combined financial statements.

      Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. The pro forma condensed combined financial statements reflect the issuance of 2,025,000 shares of Brightpoint, Inc. ("Brightpoint") Common Stock on June 7, 1996 in exchange for all of the outstanding Common Stock of the Allied Companies in connection with the Agreement and Plan of Merger, as amended.

     There are no material differences between the accounting policies of Brightpoint and the Allied Companies. Certain amounts in the Allied Companies' historical combined financial statements have been reclassified to conform to the pro forma condensed combined presentation.

     Direct transaction costs of approximately $2,000,000 associated with the Merger will be charged to operations during the quarter the Merger is consummated and are not included in the pro forma condensed combined statements of income.

     Pro forma combined net income per share for all periods presented is computed after taking into consideration the 2,025,000 shares of Brightpoint's Common Stock to be exchanged for all of the outstanding common stock of the Allied Companies.

2. The stockholders of the Allied Companies have elected under Subchapter S of the Internal Revenue Code to include the income of the Company in their own for income tax purposes. This adjustment reflects the conversion of the Allied Companies from S corporations to a C corporation and the transfer of undistributed retained earnings generated while S corporations to additional paid-in capital on the effective date of the Merger.

3. Adjustment to eliminate accounts receivables, accounts payable and sales between Brightpoint and the Allied Companies.

4. The stockholders of the Allied Companies have elected under Subchapter S of the Internal Revenue Code to include the income of the Companies in their own for income tax purposes and have provided for current income taxes in its combined financial statements only for jurisdictions which do not recognize S corporations. The income tax amounts presented in the pro forma condensed combined statements of income represent an estimate of the income taxes that Brightpoint and the Allied Companies would have incurred had they been tax paying entities for all periods presented. These income tax amounts do not represent the amounts that would have resulted had Brightpoint and the Allied Companies filed consolidated income tax returns during the periods presented. The effect on pro forma condensed combined net income for the recognition of deferred tax assets and liabilities relating to the conversion of the Allied Companies from S corporations to a C corporation is not material.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 12, 1996

                                      BRIGHTPOINT, INC.



                                      By:  /s/ J. Mark Howell
                                           --------------------------------
                                           Name:  J. Mark Howell
                                           Title: Executive Vice President








                                       -5-